Exhibit 10.9

COLLATERAL ASSIGNMENT OF RIGHTS UNDER PURCHASE AGREEMENT

THIS COLLATERAL ASSIGNMENT OF RIGHTS UNDER PURCHASE AGREEMENT (this “Collateral Assignment”) has been executed and delivered as of July 2, 2018, by Twin Disc, Incorporated, a Wisconsin corporation (“Borrower”), and Twin Disc NL Holding B.V., a private company with limited liability incorporated under Dutch law and registered with the Dutch trade register 71859950 (“Assignor”), in favor of BMO Harris Bank N.A., a national banking association, (together with its successors and assigns, “Bank”).

RECITALS

A.     Assignor on the one hand and Het komt vast goed B.V., a private company with limited liability incorporated under Dutch law and registered with the Dutch trade register under number 23089528 (“Seller”), have entered into that certain Share Purchase Agreement, dated as of June 13, 2018 (together with all of the schedules attached thereto, the “Purchase Agreement”), pursuant to which Assignor will acquire from Seller, and Seller will sell to Assignor, the Shares (as defined in the Purchase Agreement) in Veth Propulsion Holding B.V., a private company with limited liability incorporated under Dutch law and registered with the Dutch trade register under number 71870369 (the “Company”), pursuant to the terms and conditions of the Purchase Agreement;

B.     Assignor is a Wholly-Owned Subsidiary of the Borrower;

C.     Borrower has entered into that certain Credit Agreement with Bank, dated as of June 29, 2018 (as may be amended or restated from time to time, the “Credit Agreement”), pursuant to which Bank will, among other things, extend certain credit facilities to Borrower to cause Assignor to complete the purchase transaction contemplated by the Purchase Agreement;

D.     In order to induce Bank to enter into the Credit Agreement, Borrower has granted to the Bank a security interest in and to all of its tangible and intangible assets pursuant to a Security Agreement (as defined in the Credit Agreement); and

E.     To further induce Bank to enter into the Credit Agreement, Assignor has agreed to collaterally assign to Bank all of Assignor’s Rights and Remedies (as defined herein) with respect to the Purchase Agreement, in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the facts set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Assignor and Bank hereby agree as follows:

AGREEMENT

1.     Defined Terms. Any capitalized term used in this Collateral Assignment which is defined in the Credit Agreement shall have the definition contained in the Credit Agreement, unless otherwise defined herein.

2.     Collateral Assignment. As additional security for the Obligations, Assignor hereby agrees to assign and transfer and collaterally assigns and transfers to Bank all of Assignor’s rights, remedies, privileges, and claims with respect to the Purchase Agreement including, without limitation: (i) any right Assignor may have to indemnification from Seller, including, without limitation, pursuant to Sections 12, 13, 14, 15 and 16 (including the schedules related thereto) of the Purchase Agreement; (ii) rights and remedies with respect to any breach by Seller of any of its representations, warranties, and covenants thereunder including any non-competition, non-solicitation and non-disparagement covenants; and (iii) any rights to payment from Seller under the Purchase Agreement (all of the foregoing collectively referred to as the “Rights and Remedies”) and Bank agrees to accept and accepts such assignment and transfer. Bank acknowledges and agrees that (a) this Agreement grants no rights to Bank against Seller other than the Rights and Remedies (as expressly described in this Section 2), and (b) solely as to any claim against Seller for any Rights and Remedies, Bank shall be (x) deemed to have accepted and agreed with the due diligence and negotiations undertaken by Assignor in connection with entering into the Purchase Agreement, and (y) bound by such due diligence and such negotiations and the provisions of this Agreement as if undertaken and made by Bank.

3.     Enforcement of Rights Prior to Event of Default. Prior to the occurrence of an Event of Default under the Credit Agreement, Assignor shall enforce all Rights and Remedies diligently and in good faith.

4.     Enforcement of Rights After Event of Default. Effective from and after the occurrence of an Event of Default under the Credit Agreement, and until such Event of Default is cured or waived, Assignor hereby irrevocably authorizes and empowers Bank, in Bank’s own discretion, to assert, as Bank may deem proper, either directly or on behalf of Assignor, any of the Rights and Remedies which Assignor may from time to time have against Seller; provided that nothing in this Collateral Assignment shall be construed as excusing Assignor from the performance of any of the covenants or other agreements of Assignor contained in the Purchase Agreement and the other documents executed and delivered in connection therewith.

5.     Right to Receive Payments and Proceeds. Regardless of the existence of an Event of Default, Assignor agrees to assign and hereby irrevocably assigns to Bank the immediate right to receive directly from Seller any and all payments, proceeds, monies, damages and awards arising from the Rights and Remedies and Bank agrees to accept and hereby accepts such assignment; provided that Bank shall not enforce such assignment against Seller unless an Event of Default has occurred and is continuing.

6.     Power of Attorney. Assignor hereby irrevocably makes, constitutes, and appoints Bank (and all officers, employees, or agents designated by Bank) as its true and lawful attorney (and agent-in-fact), coupled with an interest, for the purposes of enabling Bank or its agent, upon the occurrence of an Event of Default, to assert and collect such claims and to apply such monies in the manner set forth hereinabove.

7.     Assignor’s Obligations. Assignor shall keep Bank informed of any changes in all circumstances that could reasonably be expected to materially and adversely affect the Rights and Remedies, and Assignor shall not waive, amend, alter, or modify any of the Rights and Remedies without prior written consent of Bank.

8.     Continuing Effect. This Collateral Assignment shall continue in effect until the Obligations have been paid and discharged in full in cash, and the Credit Agreement has been terminated.

9.     Continuing Performance under Purchase Agreement. Notwithstanding the foregoing, Assignor expressly acknowledges and agrees that it shall remain liable under the Purchase Agreement to observe and perform all of the conditions and obligations in the Purchase Agreement which Assignor is bound to observe and perform, and that neither this Collateral Assignment, nor any action taken pursuant hereto, shall cause Bank to be under any obligation or liability in any respect whatsoever to any observance or performance of any of the representations, warranties, conditions, covenants, agreements, or terms of the Purchase Agreement.

10.     Counterparts. This Collateral Assignment may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original. All of such counterparts, taken together, shall constitute but one and the same agreement. This Collateral Assignment shall become effective upon the execution of a counterpart of this Collateral Assignment by each of the parties hereto.

11.     Governing Law. The validity of this Agreement, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of Wisconsin.

12.     VENUE. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE CITY OF MILWAUKEE, STATE OF WISCONSIN, PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT BANK’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE BANK ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE PARTIES WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Collateral Assignment has been executed and delivered as of the date first set forth above.

Borrower:	TWIN DISC, INCORPORATED By: Name: Jeffrey Knutson Title: Vice President – Finance and Chief Financial Officer

Assignor:	TWIN DISC NL HOLDING B.V. By: Name: J.H. Batten Title: Proxy holder

Bank:	BMO HARRIS BANK N.A. By Name: Mark Czarnecki Title: Senior Vice President

Signature Page to

Collateral Assignment of Rights Under Purchase Agreement

CONSENT OF

SELLER

TO

COLLATERAL ASSIGNMENT OF RIGHTS UNDER PURCHASE AGREEMENT

AMONG

TWIN DISC, INCORPORATED,

TWIN DISC NL HOLDING B.V.

AND

BMO HARRIS BANK N.A.

DATED: July 2, 2018

The undersigned hereby consents to the assignment of the Rights and Remedies in accordance with the terms of the Collateral Assignment of Rights Under Purchase Agreement (the “Collateral Assignment”) to which this Consent is attached. All initially capitalized terms used but not defined in this Consent have the meanings given to such terms in the Collateral Assignment.

The undersigned specifically acknowledges the terms and provisions of Section 5 of the Collateral Assignment, which provides, among other things, that Bank is irrevocably assigned the immediate right to receive any and all payments, proceeds, monies, damages and awards arising from the Rights and Remedies directly from Seller, including those arising from any and all rights to payment to the extent that Seller is obligated to make any payment under the Purchase Agreement taking into account all rights and remedies the Seller has under the provisions of the Purchase Agreement, including any rights of defense, limitations of liability and caps and thresholds that have been agreed upon; provided that Bank has agreed that it will not enforce such assignment unless an Event of Default has occurred. Seller hereby agrees to promptly remit all such payments, proceeds, monies, damages and awards directly to Bank following Bank’s written notice to Seller that an Event of Default has occurred and that payment by Seller to Bank is considered to have discharging effect for Seller.

Consent of Seller to

Collateral Assignment of Rights Under Purchase Agreement

IN WITNESS WHEREOF, the undersigned has duly executed this Consent as of the date set forth above.

HET KOMT VAST GOED B.V. By Name: Mr. H.A. Veth Title: Director

Consent of Seller to

Collateral Assignment of Rights Under Purchase Agreement